                                                  DRAFT 7/28/97
                                                  -------------
                              Exhibit 21
                   SUBSIDIARIES OF THE REGISTRANT

                                            STATE OF
NAME OF SUBSIDIARY                        INCORPORATION          DOING BUSINESS AS
-----------------                         --------------         -----------------
Sterling Communities Corporation           Delaware                     N/A

Health Cost Consultants, Inc.              Virginia                     N/A

D.C. Chartered Health Plan, Inc.           District of Columbia         N/A

Virginia Chartered Health Plan, Inc.       Virginia                     N/A

PHP NJ MSO, Inc.                           Delaware                     N/A

PHP/CHE, Inc.                              Delaware                     N/A

PHP/IHS, Inc.                              Delaware                     N/A

PHP/GHE, Inc.                              Delaware                     N/A

Pinnacle Health Enterprises, L.L.C.        Delaware                     N/A

GL/PHP, L.L.C.                             Delaware                     N/A







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